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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): December 22, 1997

                        WALLACE COMPUTER SERVICES, INC.
             (Exact name of registrant as specified in its charter)



        Delaware                      1-6528        36-2515832
        --------------------------------------------------------
        (State or other jurisdiction  (Commission   (IRS Employer
        of incorporation)             File Number)  Identification No.)
        2275 Cabot Drive                            60532
        --------------------------------------------------------
        Lisle, Illinois                             (Zip Code)
(Address of principle executive offices)


                                 (630) 588-5000
              (Registrant's telephone number, including area code)




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Item 2. Acquisition or Disposition of Assets

        On December 22, 1997, Greenwich Acquisition Corp. ("GAC"), a Georgia corporation and a wholly owned subsidiary of Wallace Computer Services, Inc., a Delaware corporation (the "Company"), was merged (the "Merger") with and into Graphic Industries, Inc., a Georgia corporation ("Graphic"), with Graphic becoming a wholly owned subsidiary of the Company as a result of the Merger.

        Pursuant to the Amended and Restated Agreement and Plan of Merger (the "Merger Agreement"), dated as of October 12, 1997, among the Company, GAC and Graphic, GAC previously purchased 8,447,988 shares of Common Stock, $.10 par value per share (the "Shares"), of Graphic tendered pursuant to GAC's offer to purchase all outstanding Shares at a purchase price of $21.75 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated as of October 3, 1997, as amended and supplemented by the Supplement to Offer to Purchase, dated as of October 17, 1997, and the related Letter of Transmittal (collectively, the "Offer"). Upon the purchase of Shares pursuant to the Offer, GAC also purchased 4,303,092 shares of Class B Common Stock, $.10 par value per share ("Class B Shares"), of the Company from Mark C. Pope III pursuant to the Amended and Restated Stockholder Agreement, dated as of October 12, 1997 (the "Stockholder Agreement"), among the Company, GAC and Mark C. Pope III. Upon the purchase of Class B Shares by GAC pursuant to the Stockholder Agreement, all outstanding Class B Shares were automatically converted to Shares on a one-for-one basis.

        The consummation of the Merger completes the acquisition of Graphic by the Company pursuant to the Merger Agreement. As a result of the Merger, each Share issued and outstanding immediately prior to the effective time of the Merger (other than Shares owned by Graphic, any subsidiary of Graphic, the Company, GAC or any other subsidiary of Wallace, which Shares were cancelled without consideration being delivered therefor) was automatically converted into the right to receive $21.75 in cash, without interest. The Company's press release dated December 22, 1997 relating to the Merger is filed as
Exhibit 99(a) and incorporated herein by reference.

        The total consideration to be paid by the Company for the purchase of Shares pursuant to the Offer, the purchase of Class B Shares pursuant to the Stockholder Agreement and the purchase of Shares pursuant to the Merger will be approximately $291,577,000. The source of such funds is a Credit Agreement, dated as of October 31, 1997 (the "Credit Facility"), among the Company, certain lenders and Bank of America NT & SA, as agent for such lenders. The maximum aggregate principal amount available to be borrowed under the Credit Facility is $500,000,000.



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Item 7.    Financial Statements and Exhibits

           (a) Financial Statements of Business Acquired.

           Financial statements required to be filed with respect to the Company's acquisition of Graphic will be filed by amendment of the Company's Current Report on Form 8-K filed on November 18, 1997 on or before January 20, 1997.

           (b) Pro Forma Financial Statements.

           Pro forma financial statements required to be filed with respect to the Company's acquisition of Graphic will be filed by amendment of the Company's Current Report on Form 8-K filed on November 18, 1997 on or before January 20, 1997.

           (c) Exhibits.

           The exhibits accompanying this report are listed in the accompanying
Exhibit Index.


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                                   SIGNATURE


           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     WALLACE COMPUTER SERVICES, INC.
                                     (Registrant)


                                     By:  /s/  Michael J. Halloran
                                     Michael J. Halloran
                                     Vice President and
                                     Chief Financial Officer


Dated: January 5, 1997


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                                 EXHIBIT INDEX


Exhibit No.  Document

   99(a)     Press Release of Wallace Computer Services, Inc. dated December
             22, 1997.